For immediate release: November 19, 2004
Contact: Jim Bernau (800) 344-9463
NASDAQ: WVVI

Willamette Valley Vineyards, Inc. Reports a Profit for the Quarter Ended September 30, 2004.

SALEM, Ore., November 19 -- Willamette Valley Vineyards, Inc. (NASDAQ symbol:
WVVI), announced its results for the third quarter ended September 30, 2004. Willamette Valley reported a net profit of $114,532, or $0.03 per basic share on revenue of $2,312,607 in the three months ended September 30, 2004 as compared to a net profit of $143,867, or $0.03 per share on revenues of $1,917,039 for the same period in 2003. For the nine months ended September 30, 2004, Willamette Valley reported a net profit of $310,698, or $0.07 per basic share on revenues of $6,259,471 compared to a net profit of $200,765, or $0.04 per basic share on revenues of $4,952,178 for the same period in 2003.

Operating performance in the three and nine months ended September 30, 2004 increased primarily due to strong sales to out-of-state distributors and Oregon restaurant and retail outlets. Total net sales revenue grew by 21% in the three months ended September 30, 2004 and 26% for the nine months ended September 30, 2004. Operating income increased 19% to $270,945 for the three months ended September 30, 2004 and 56% to $732,625 for the nine months ended September 30, 2004. Reductions in tasting room expenses in the three months ended September 30, 2004 and rent income from the Tualatin winery also contributed to these positive results. The decrease in net income for the three months ended September 30, 2004 as compared to the same prior year period is due primarily to the receipt of a $95,369 non-recurring insurance settlement in the comparable prior year period.

During the three months ended September 30, 2004, management initiated the sale and lease back of the approximate 75.3 acre Meadowview parcel at the Tualatin Estate Vineyard for $726,675, which closed in the October of 2004. Pursuant to the sale leaseback agreement, the Company will continue to farm and develop the vineyard acres of this parcel. This parcel includes 15.7 acres of established vineyard which the Company has agreed to lease back for up to 14 years. The land in question includes 7 acres of vineyard planted in 2004 and trellised with French Dijon clone 777 Pinot noir on disease resistant rootstock, and 23 additional acres of vineyard land. The purchaser has agreed to fund the vineyard development of the 23 acres of vineyard land. The Company will begin paying rent on 7 acres and any plantings on the 23 acres when the vines are commercially productive in 2008 for up to 24 years. The net cash proceeds of the sale were principally applied to reduce amounts owing under the Company's credit line.

Harvest began at the end of the three months ended September 30, 2004 with variable results based upon vineyard location. Rain during bloom and the warm summer reduced yield. Rains in mid-September, just prior to harvest, caused some small berries to split, reducing yields. This variable vintage breaks a string of six remarkable vintages beginning in 1998. Early fermentations indicate Pinot noir will be lighter in color, less concentrated yet fragrant. The white wines like Pinot gris and Riesling are showing bright, powerful fruit flavor.

As indicated in the Form 8K dated October 13, 2004, filed with the SEC the Company has restated its financial statements for the years ended December 31, 2003, 2002, and 2001 to reflect the estimated Alcohol and Tobacco Tax and Trade Bureau of the US Treasury Department audit findings of additional excise tax liability for each of the periods and to record the estimated interest and penalties with respect to the related estimated excise tax liability. The Company originally recorded a liability as of December 31, 2003 and a related expense in the year then ended of the estimated excise taxes owing of $80,000. The Company has restated its financial statements to reflect the correct application of the $80,000 estimated excise tax and to record the estimated interest and penalties with respect to the estimated excise tax owing for the years ended December 31, 2003, 2002, and 2001.

In addition the Company is in the process of resolving the accounting for certain capitalized costs. In 1999 the Company incurred significant cost redesigning the Willamette Valley Vineyards brand, label and packaging to coincide with the purchase of the Tualatin Estate Winery in 1997 and the development of the new Tualatin Estate brand identity, label and packaging for higher quality and higher value wines. The Company capitalized these costs and is amortizing them over a 5 year life. The SEC has inquired whether the costs should have been expensed in the period they were incurred. The total unamortized balance of such costs recorded as of December 31, 2003 totaled $13,928 and the related amortization expense was $14,400 in each of 2003, 2002 and 2001. When this matter is resolved, the Company will file with the SEC its amended 2003 Form 10 KSB, Amended Form 10QSBs for the periods ending March 31, 2004, and June 30 2004, and the Form 10QSB for the period ending September 30, 2004.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties and actual results could differ materially from those projected. Such risks and uncertainties include, but are not limited to: availability of financing for growth, availability of adequate supply of high quality grapes, successful performance of internal operations, impact of competition, changes in wine broker or distributor relations or performance, impact of possible adverse weather conditions, impact of reduction in grape quality or supply due to disease, impact of governmental regulatory decisions and other risks.

Willamette Valley Vineyards, Inc. is headquartered in Turner, Oregon. The company is one of Oregon's leading wineries and the state's only publicly held winery. Willamette Valley Vineyards is the owner of Tualatin Estate Vineyards and Griffin Creek wines. Willamette Valley Vineyards common stock is traded on NASDAQ (Symbol: WVVI).


                 WILLAMETTE VALLEY VINEYARDS, INC.
                      Statement of Operations

                      Three months ended         Nine months ended
                         September 30,              September 30,
                      2004          2003         2004          2003
                   __________    __________   __________    __________

Net Revenues      $ 2,312,607   $ 1,917,039  $ 6,259,471   $ 4,952,178
Cost of goods sold  1,166,551       942,723    3,112,378     2,439,673
                   __________    __________   __________    __________

Gross Margin        1,146,056       974,316    3,147,093     2,512,505

Selling, general and administrative
  expense             875,111       745,967    2,414,468     2,042,330
                   __________    __________   __________    __________
Net operating
  income              270,945       228,349      732,625       470,175

Other income (expense)
  Interest income       1,216         1,160        3,764         3,787
  Interest expense    (81,285)      (84,500)    (233,107)     (259,718)
  Other income             10        95,444       14,548       122,443
                   __________    __________   __________    __________

                      (80,059)       12,104     (214,795)     (133,488)
                   __________    __________   __________    __________

Net income before
  income taxes        190,886       240,453      517,830       336,687

Income tax provision   76,354        96,586      207,132       135,922
                   __________    __________   __________    __________

Net income        $   114,532   $   143,867  $   310,698   $   200,765
                   __________    __________   __________    __________

Basic earnings per
  common share    $      0.03   $      0.03  $      0.07   $      0.04

Diluted earnings per
  common share    $      0.03   $      0.03  $      0.07   $      0.04

Weighted average number of
basic common shares
outstanding         4,486,180     4,474,854    4,484,752     4,474,064

Weighted average number of
diluted common shares
outstanding         4,560,959     4,483,157    4,563,863     4,474,171